UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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INGLES MARKETS, INCORPORATED
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On April 8, 2026, Ingles Markets, Incorporated, a North Carolina corporation, made available an investor presentation, a copy of which immediately follows this page, and issued a press release, a copy of which immediately follows such presentation.

Important Additional Information

This communication relates to the solicitation of proxies by Ingles Markets, Incorporated, a North Carolina corporation (the “Company”) in connection with the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”). This is a contested solicitation. On April 1, 2026, the Company filed with the Securities and Exchange Commission (“SEC”) and began mailing to shareholders of record as of March 12, 2026 a definitive proxy statement and WHITE universal proxy card in connection with the Annual Meeting.

BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE WHITE UNIVERSAL PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED BY THE COMPANY WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Company’s definitive proxy statement, the WHITE universal proxy card, any amendments or supplements thereto, and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge on the Company’s investor relations website under the “Corporate” tab at www.ingles-markets.com or by contacting Barbara Arnold.

The Company, its directors, and certain of its executive officers and employees may be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the identity of these participants and their direct or indirect interests in the solicitation is set forth in the Company’s definitive proxy statement filed with the SEC on April 1, 2026, and may be supplemented in other materials filed with the SEC in connection with the Annual Meeting.

 Leading Southeastern Supermarket Chain Well Positioned for Significant,Sustainable Value Creation   April 8, 2026

 This communication includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages; inflation in food, labor and gasoline prices; the Company’s ability to successfully implement its expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the SEC, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.  Additional Information  This communication relates to the solicitation of proxies by Ingles Markets, Incorporated, a North Carolina corporation (the “Company”) in connection with the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”). This is a contested solicitation. On April 1, 2026, the Company filed with the Securities and Exchange Commission (“SEC”) and began mailing to shareholders of record as of March 12, 2026 a definitive proxy statement and WHITE universal proxy card in connection with the Annual Meeting.  BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE WHITE UNIVERSAL PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED BY THE COMPANY WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION.  Shareholders may obtain the Company’s definitive proxy statement, the WHITE universal proxy card, any amendments or supplements thereto, and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge on the Company’s investor relations website under the “Corporate” tab at www.ingles-markets.com or by contacting Barbara Arnold.   The Company, its directors, and certain of its executive officers and employees may be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the identity of these participants and their direct or indirect interests in the solicitation is set forth in the Company’s definitive proxy statement filed with the SEC on April 1, 2026, and may be supplemented in other materials filed with the SEC in connection with the Annual Meeting.  Shareholders are urged to vote “FOR” the Company’s director candidates by using ONLY the Company’s WHITE universal proxy card. Using any other proxy card will revoke prior voting instructions.  Forward Looking Statements

 Executive Summary (1)  Ingles is a leading regional grocer with strong community relationships, a record of solid performance and a strategy that is delivering significant, sustainable shareholder returns  Owned real estate is an important component of long-term growth  The grocery industry requires long-term focus and investment, day-to-day operations are just one driver of success   Ingles Markets has 60+ years of market leadership — enabled by an experienced management team, vertically integrated operations, small town values, friendly service, a variety of high-quality products and low prices  The Ingles brand is differentiated by its long history as a trusted employer and community partner  The Company has a record of strong financial performance on all core grocery metrics. Our total shareholder return substantially exceeds relevant index and peer benchmarks  We have been operating amidst unprecedented, unpredictable external challenges over past 5 years... yet Ingles is resilient, and those challenges are now behind us. Fiscal first quarter results are significantly improved and indicate a path to upside ahead  Our “one-stop” store strategy, vertically integrated operations, and investments in stores drive traffic, sales and margins   We are prudently investing to generate continued profitable growth and operating efficiencies   Ingles’ owned real estate provides multiple advantages, including operational control, growth opportunities and long term value creation

 Executive Summary (2)  We tried repeatedly to reach a constructive resolution to avoid this proxy contest  Ingles’ director candidates have the experience and independence to foster accountability, oversee execution to create value  We believe any Sackler-employed representative on the Ingles Board would be bad for Ingles, our communities and our stakeholders  Ingles offered — on multiple occasions — to collaborate with Sacklers’ Summer Road on identifying an independent director unaffiliated with the Sacklers  Summer Road rejected every proposal we made — insisting on only Rory Held personally  Sacklers’ Summer Road’s refusal to work with us to reach a reasonable resolution is one of many reasons why we strongly believe Summer Road and Rory Held are looking out for its interests, not those of all Ingles shareholders  Sacklers’ Summer Road and Rory Held are hiding material information from shareholders  We believe any association with the Sackler family would lead to value destruction for Ingles  The harm that the Sacklers and opioids inflicted on our communities is recognized, remembered and reviled  Ingles’ one-stop shop strategy depends on strong customer loyalty, which will erode if Rory Held gets elected to the Board, likely leading to lost sales   Experience shows that a threat of a boycott is real if Sackler employee, Rory Held, is elected to the Ingles Board  Rory Held’s experience is dominated by his work at investment firms, not at shaping strategy for complex organizations or leading companies  Ingles’ director candidates were selected through a robust process designed to identify highly-qualified, independent candidates with “fit for purpose” experience  Sackler’s Summer Road paints a distorted view of the director selection process and the Board’s decision to nominate Rebekah Lowe and Dwight Jacobs — two outstanding independent director candidates

 Executive Summary (3)  The claims made by Sacklers’ Summer Road are flawed and misleading. Contrary to those claims:  It is apparent that Sacklers’ Summer Road and Rory Held do not understand the grocery industry or Ingles   Ingles’ shareholder returns have consistently and significantly outperformed relevant benchmarks  Ingles’ financial trends are in line with industry trends  Ingles’ ROIC is well within industry average for 2025 and well above on a longer-term horizon  In the grocery industry, a narrow financial playbook is not the best way to deliver significant, enduring value for shareholders — and has caused other grocers to fail   Ingles’ Board includes the Company’s largest, long-term shareholders  History shows that Rory Held is beholden to the Sacklers and not to serving all shareholders’ best interests  Ingles’ governance advances long-term focus and our corporate mission as well as preserving community connections   Ingles' compensation is market-aligned, recognizes leadership's contributions and incentivizes continued performance  Assertions made by Sacklers’ Summer Road regarding Ingles’ owned properties show that Summer Road does not understand the long-time horizon involved in property development and real estate’s value appreciation   Sacklers’ Summer Road’s real estate and capital allocation suggestions would be value destructive  Sacklers’ Summer Road and Rory Held do not understand Ingles’ most relevant peer groups

 Ingles is a leading regional grocer with strong community relationships, a record of solid performance and a strategy that is delivering significant, sustainable shareholder returns

 The Grocery Industry Requires Long-Term Focus and Investment  Day-to-Day Operations Are Just One Driver of Success  MERCHANDISE AND PRIVATE LABEL STRATEGY  Developing store brands takes years of planning, sourcing and brand building. Merchandise mix is continuously evolving to meet changing consumer needs and preferences  SUPPLIER RELATIONSHIPS AND CONTRACTS  Successful grocers build multi-year partnerships with distributors, consumer packaged goods brands and private-label manufacturers  REAL ESTATE AND STORE FOOTPRINT  Store locations are selected years in advance for future growth  INFRASTRUCTURE AND LOGISTICSDistribution networks, warehouses and cold transport require long-term capital investment and forecasting  TECHNOLOGY INVESTMENTSE-commerce, buy online / pick up in store, automation and inventory systems are multi-year transformations   MARGIN STRATEGYGrocery runs on thin margins, so pricing architecture and cost control are planned carefully over time   7

 Ingles Markets  60+ Years of Market Leadership Experienced Management Team. Vertically Integrated. Small Town Values, Friendly Service, High Quality, Variety and Low Prices  Approx figures as of year-end FY2025  experienced and stable leadership team with decades of combined grocery experience   owned and integrated distribution center strategically located within 300 miles of all stores  North Carolina, Georgia, South Carolina, Tennessee, Virginia and Alabama  sales  loyalty members, our highest frequency customer   grocery stores  fuel centers  associates  of supermarket inventory supplied by owned, centrally located distribution center and transport capabilities   of milk sold by Ingles supplied through owned milk processing/packaging facility (Milkco). 81% of Milkco sales to third parties across 18 states   customers served annually  retail pharmacies  prescriptions dispensed annually  customers served at fuel stations annually  20M  7M  150M  65%  60%  25,000+  3.7M  $5B  6  states  3rd  generation grocer  112  106  Distribution  197

 Our Associates and Customers Are Friends. Our Communities Are Home   The Assembly, “A Homegrown Grocery Giant Stumbles After Helene,” Oct 8, 2024  Without Ingles, thousands of men, women and children in need would have gone without food. In big and small ways, Ingles has supported MANNA FoodBank, enabling them to fulfill their mission of feeding those in need." —   $18M+ Tools for Schools since 2000  ~4K meals donated each day to MANNA food bank  30-40% locally sourced produce each summer  One of the largest employers in the communities we serve  Benefit packages that recognize associates’ different needs, spanning health, dental, vision, profit-sharing, 401(k), scholarships for high school seniors  Supplementary benefits to support life’s challenges, spouses, children   Job training, career advancement. Store managers were previous co-managers. Co-mangers were previous cashiers, baggers, deli clerks, meat clerks, stockers. Ingles’ CEO began his tenure as a bagger at 16 years old!  “  ASSOCIATES  COMMUNITY  based in nearby Black Mountain, the company remains a cornerstone of the community. It’s an anchor advertiser for media outlets such as the alt-weekly Mountain Xpress, a sponsor of sporting events including UNC-Asheville baseball games, and a major donor to local nonprofits, among them MANNA FoodBank…Longtime Asheville residents often refer to their favorite locations using portmanteaus, like ‘Otingles’ for the store in Oteen.”1  “  Ingles’ Brand is Differentiated by Long History as Trusted Employer and Community Partner

 Quarterly Dividend Paid for 164 Consecutive Quarters Over 41 years  Record of Strong Financial Performance Over the Long-Term…  Sustainable Value Creation for Shareholders  10-Year1  192% TSR2   $291   value per share if $100 invested 10 years ago2  41%   increase in net sales  42%   increase in same store sales  10  38%   expansion of gross profit  54%  net income growth  10%  net income growth as a percent of net sales  4%   EBITDA growth3   All performance metrics other than TSR are as of fiscal year ended September 2016 compared to fiscal year ended September 2025  FactSet as of 3/27/26  For EBITDA here and throughout, see non-GAAP reconciliation

 …With Shareholder Returns that Exceed Relevant Benchmarks  Sustainable Value Creation for Shareholders  TOTAL SHAREHOLDER RETURNS1  YTD  1-Year  3-Year  5-Year  10-Year  Ingles Markets  28.05%  39.20%   2.91%2(Hurricane Helene period – ’24, ‘25)  44.55%  191.91%  S&P SmallCap 600  1.42%   16.10%  35.79%  21.02%  159.87%  Grocer Peer Avg3  11.59%  5.08%  37.18%  77.38%  144.44%  11  Weis Markets is one of the few remaining public peers to Ingles  For purposes of calculating TSR and relative performance, peers throughout this presentation include conventional grocers  Summer Road’s peer group is not an appropriate comparison because it includes specialty grocers, Natural Grocers and Sprouts Farmers Market, which have dramatically different merchandise mixes  FactSet as of 3/27/26   Includes impact from Hurricane Helene in FY24 and FY25   For peers here and throughout: Albertsons Companies Inc., Koninklijke Ahold Delhaize N.V., Kroger Co., Village Super Market Inc., Weis Markets Inc.

 COVID (2020-2021)  Tight labor market, increased employee attrition, drove wage inflation, increasing operating costs amid heightened competition for talent   Category mix shifted to lower-margin, center-store staples, further pressuring gross margins  Demand normalized as consumers shifted spend to restaurants, travel and experiences, reducing traffic and basket size  Government stimulus temporarily boosted demand, followed by a period that created volatility in sales and spending patterns, especially among low-income consumers  HURRICANE HELENE (FALL 2024-2025)  $60B in damages across NC. Impact lasted well into 2025  Catastrophic flooding and destruction, extended power and communication outages, water outages, major road closures, loss of life  Peak tourism season suffered greatly ($600M loss in fourth quarter alone)  4 Ingles stores closed in immediate aftermath, but broader footprint impacted (payment processing capabilities, supply chain, infrastructure)  Ingles’ warehouse and shipping facility did not have full power for 2 weeks  ~$30M inventory impairment; ~$5M property/equipment impairment  We Have Been Operating Amidst Unprecedented, Unpredictable External Challenges Over Past 5 Years…  Main corridor from Asheville to Knoxville still under heavy construction and repair after being washed out. Full repairs not expected until 2028  Beacon Village near Ingles’ warehouse was completely under water  SUPPLY CHAIN CRISIS (2020-2022)  Surging freight and logistics costs, further pressuring already thin industry margins   Global logistics breakdown (ports, trucking, inputs)  Out-of-stocks and SKU rationalization  Vendor prioritization toward large retailers  LABOR MARKET TIGHTNESS (2021–2023)  Rising wages, operating costs  Worker shortages  FOOD INFLATION SURGE (2021-2024)  Broad-based inflation across food categories  Grocery prices up ~23-27% vs. pre-pandemic levels  Higher input costs (labor, energy, commodities)  Increased price sensitivity and trade-down behavior  12

 …Yet, Ingles is Resilient, and Those Challenges Are Now Behind Us  Fiscal Q1 2026 Year-Over-Year Results Significantly Improved  and Indicate Path to Upside Ahead  ~$55M-$65M revenue lost during the first three-week period of FY2025 due to ongoing Hurricane Helene impact  13  6.6% increase   in net sales to $1.37B1  6.2% increase   in same store sales1  24.4%   expansion of gross profit as % of net sales  Nearly doubled  net income from the prior-year period   25.1% increase   in EBITDA  Strong balance  sheet

 “One-Stop” Store Strategy with Vertically Integrated Operations Drive Traffic, Sales, Margins   As of year-end FY2025. Image is graphically designed; it is not intended to show revenue dollar mix  14  $5.3BNet Sales1  Each Touch Point Drives Sales. Together, They Create Synergies That Drive Repeat Trips and Stronger Relationships  Vertically Integrated Operations — Milk Production (One Of Highest Frequency Purchases), Distribution and Transportation — Contribute To Margins in a Thin Margin Business

 Investments in Stores and Value Drive Traffic, Sales and Margins  15  PRODUCT VARIETY   Ready-to-eat options, home meal replacements (e.g. made to order pizza, sushi) — leaning into fresh, healthy convenience at scale  Fresh deli, bakery, meat departments, staples   High-quality private label lines — Harvest Farms, Ingles Best, Laura Lynn   MODERN, UPDATED STORES  Remodeling store base  Introducing self-service food offerings  New, state-of-the-art lighting fixtures and equipment   ONE-STOP SHOP  Groceries, pharmacies, fuel stations — convenience, loyalty, trip frequency, basket size  LOW-PRICES  Value to Customers Through Low Prices, Product Variety and Friendly Service in Modern, Updated Stores  TECHNOLOGY  Buy Online, Pick Up In-Store  SAP merchandising  / procurement

 $120M to $160M of Capital Investments 2025-2026 to SupportProfitable Growth and Operating Efficiencies  16  Deploying New Technology  Expanding electronic coupons, electronic payment options, e-commerce options  Remodeling Stores  Up to 6 store remodels planned, making them more navigable through improved store design and aisle expansion  Equipment Upgrades  Purchasing rolling stock  Enhancing milk processing plant  Upgrading warehouse and transportation equipment  Store Openings   Re-opening three temporarily closed stores due to Hurricane Helene  Opening a new store anticipated in late spring 2026  …And We Continue to Prudently Invest for the Future

 Owned real estate is an important component of long-term growth   17

 174 of 197 stores on owned property, either in free-standing stores or as anchor tenant in Company-owned shopping center   Warehouse and distribution center   Milk processing and packaging facility  Overview of Ingles’ Real Estate Portfolio  Strategic ownership of quality assets — operational control, growth opportunities, andlong-term value creation  18

 Owned Real Estate Provides Multiple Advantages  19  Strategic Control  Control over shopping center conditions   Control over co-tenants  Growth opportunities  Stronger Balance Sheet  Hard assets = collateral, leading to cheaper debt, better credit ratings, higher enterprise value  Operational Flexibility  Freedom to expand and rearrange store offerings based on constantly evolving customer preferences   Rental Income  Smaller parcels rented to other businesses  Gross rent paid to Ingles tripled to $30.1M over past 10 years

 Like Ingles’ Real Estate Portfolio Overall, Ingles’ 29 Undeveloped Sites Have Multiple Avenues of Potential Value Creation  17 sites  are designated for future development  Sackler’s Summer Road misrepresents how many acres of “excess” land Ingles owns. Summer Road’s claim that Ingles has “1,800 acres that are not used in its grocery or real estate rental business” is based on an unknown and clearly erroneous set of facts  12 sites are available for sale, ground lease or build-to-suit development  Eight of these properties are less than ~5.5 acres, with most being ~2 acres in size. The smallest property is 0.27 acres  These properties are generally classified as outparcels as opposed to “mall sites” as Summer Road contends  20

 Ingles’ two new highly-qualified director candidates have the experience and independence to foster accountability, oversee execution and drive value creation

 Process Designed to Identify Highly-Qualified, Independent Candidates with “Fit for Purpose” Experience  Robust process with numerous director candidates considered  Ingles determined that Ms. Lowe and Mr. Jacobs were the right director candidates for Ingles’ Board  Connection via HomeTrust Bancshares board considered as well as fact that there were no other business, personal or social relationships with management, other directors or each other   REBEKAH LOWE   25+ years experience leading large, customer-focused operations and guiding organizations for growth – experience that is highly applicable to growing grocery company where human capital management and trusted customer relationships matter – and highly relevant public company board and board committee experience  DWIGHT JACOBS  Seasoned public company C-suite and board leader whose blend of operational, supply chain, real estate and financial expertise is highly aligned with needs of grocery retailer navigating complex logistics, real estate portfolio management and margin pressures  Ingles told Sacklers’ Summer Road that the Board was open to appointing a new, independent director  We offered to collaborate with Sacklers’ Summer Road on identifying an independent director candidate – anyone not associated with the Sacklers because of the harm to the business we are convinced the Sacklers pose  We made multiple attempts to work with Summer Road  Sacklers’ Summer Road rejected all of Ingles’ offers, demanding only Rory Held or nothing, saying it would launch a proxy fight if we didn’t appoint him  Sacklers’ Summer Road’s refusal to reach a reasonable resolution is one of many reasons why we strongly believe Summer Road and Rory Held are looking out for their own interests, not those of all Ingles shareholders

 Ingles’ Independent Director Candidates Have Experience Needed to Foster Accountability, Oversee Execution and Drive Value Creation  REBEKAH LOWE   DWIGHT JACOBS  20+ year career at Duke Energy (a Fortune 150 company)  Oversaw a $16B supply chain and procurement function, where he increased profitability and generated $4B in cost savings through vendor optimization, use of data and technology and enterprise-wide efficiency initiatives  Strong track record instilling financial rigor into company performance and building operating resiliency as public company Chief Accounting Officer, Head of FP&A, Chief Risk Officer   As Duke’s Senior Vice President, Supply Chain, Real Estate and Chief Procurement Officer, oversaw company’s real estate portfolio, including strategic planning, acquisitions and leasing, transactions and development, facilities management  Offers meaningful M&A and integration experience, having played a key role in $7B of asset purchases at Duke predecessor    Underscoring respect earned from both public and private companies, chosen as an operating advisor to Kohlberg & Co and elected to both private and public company boards, including currently serving on the HomeTrust Bancshares board, where he serves on Audit and Asset/Liability Committees  Prior to Duke Energy, audit and business advisory partner at Arthur Andersen  Distinguished career at Wachovia Bank  As Regional President for Western North Carolina, led a billion-dollar operation spanning 7 business lines, overseeing 500+ employees  Directed successful regional integration of the First Union/Wachovia merger – managing organizational redesign, leadership selection, board development, customer retention, stakeholder communications   Responsible for all regional lending, customer acquisition, financial performance. Region achieved highest customer service ratings in country for 7 consecutive years. Named Executive Vice President of Wachovia Bank in 2002  Built Wachovia’s leadership presence in Eastern Florida’s highly competitive market, driving growth across retail, commercial, wealth banking businesses  Served as chief executive in a widespread geography that included Brevard, West Palm Beach, Ft. Lauderdale, Miami — region of 6M+ people  Managed integration of largest independent bank in Florida, coordinating cross-state teams, overseeing seamless conversion of systems, operations, customer portfolios  Throughout career, advanced innovation, including launching new branch formats, optimizing network strategy — experience that translates to store format innovation, footprint optimization, enhancing in-store customer engagement   As Founder and Chief Executive Officer of FizzyWork Executive Coaching, advises boards and senior executives, helping elevate performance, strengthen culture, achieve measurable impact   Independent director of the publicly traded HomeTrust Bancshares, where she serves on Governance and Nominating, Compensation and Human Capital, and Mergers and Acquisitions Committees

 We believe that any Sackler employed representative on the Ingles Board would be bad for Ingles, its shareholders, associates, customers and communities that we serve

 Summer Road and Rory Held claim they want “transparency.” Yet Summer Road is not being transparent with you   Summer Road is not an “investment fund”  It is an investment vehicle for members of the notorious Sackler family and controlled by David Sackler – the owners of Purdue Pharma who contributed substantially to the opioid epidemic  The Sackler family’s wealth was derived primarily from sales of OxyContin  There is not one mention of the Sackler connection in Summer Road’s definitive proxy statement despite this direct connection1  The Summer Road/Sackler connection was disclosed by Ingles because it is a fact that is material to shareholders and their investment decisions – you should know who is claiming to represent you and the risks they create  History shows that Summer Road and Rory Held are accountable to the Sacklers – not other shareholders. We believe Ingles’ shareholders should question why the Sacklers’ self-interested behavior would change now  Sacklers’ Summer Road and Rory Held Are HidingMaterial Information from Shareholders  1. Summer Road Definitive Proxy Statement, Mar 27, 2026  25

 We Believe Any Association with the Sackler Family Would Lead to Value Destruction for Ingles  THE SACKLER FAMILY:  Made up to $13B by pushing their company’s OxyContin drug with misleading statements about its risk of addiction  Cited by law enforcement in all 50 states for their role in destroying hundreds of thousands of families — including in the South, which had among the highest rates of opioid overdose deaths  More than 16,500 opioid related deaths in North Carolina alone from 2000–2019  Required to pay $7.4B because of their personal culpability in the opioid epidemic, including $150M to the state of North Carolina  David Sackler, a former member of the board of directors of Purdue Pharma who also controls Summer Road, being sworn in to testify during a virtual hearing of the U.S. House oversight committee  'An evil family': Sacklers condemned as they refuse to apologize for role in opioid crisis  It is apparent to us that the Sacklers lack the ethics and moral standards that have guided Ingles since its founding  Source: Axios, The Sackler family withdrew billions from Purdue Pharma, 12/17/19  Source: The Guardian, 'An evil family': Sacklers condemned as they refuse to apologize for role in opioid crisis, 12/17/2020  Source: NC Department of Health and Human Services, Opioid-Involved Overdoses, March 2021

 The Devastation that the Sacklers and Opioids Inflicted on Our Communities is Recognized, Remembered and Reviled  “Of course, the Sackler family, which owns Purdue, has largely avoided any real pain from their role in addicting America, and that's a national disgrace.” —Asheville Citizen Times  “Purdue is owned by the Sackler family, whose Forbes-rating fortune came almost entirely from the firm’s pushing of Oxycontin, an opiate, as a miracle painkiller safe for patients.” — Knoxville News Sentinel  “Rural North Carolina has been devastated by opioid addiction since the rise of prescription painkillers in the 1990s.” — The Assembly  “On average, nine North Carolinians die every day from opioid overdose. It's a sobering figure, and courts found it is directly related to drug companies pushing doctors to prescribe more pain medication.” — Blue Ridge Public Radio  “Under the Sacklers’ ownership, Purdue made and aggressively marketed opioid products for decades, fueling the largest drug crisis in the nation’s history.” — NC Attorney General Jeff Jackson  “The Sackler family knowingly drove an epidemic that shattered families and took thousands of lives.” — SC Attorney General Alan Wilson  “For years, the Sackler family profited off other people’s pain – destroying lives and families in Georgia and throughout the country” — GA Attorney General Chris Carr  NC to receive millions from national settlement with Purdue Pharma, Sackler family  We fear that electing the Sacklers’ Representative, Rory Held, to Ingles’ Board would compromise the trust that our customers and communities place in Ingles  Asheville

 As a Community-based Grocery Store, Ingles Depends on the Loyalty of Our Customers    As of year-end FY2025. Image is graphically designed; it is not intended to show revenue dollar mix  INGLES TODAY  $5.3BNet Sales1  LOST GROCERY SALES…  $XX?...Net Sales  …LOST PHARMACY SALES…  …$X?…Net Sales  …LOST FUEL SALES  …$0?Net Sales  Risk to Ingles After Being Compromised by the Sacklers, Summer Road and Sackler Representative, Rory Held  We believe customers may choose to shop anywhere else but at a store whose Board includes a Sackler Representative — particularly if they have experienced the loss of a family member or friend due to the addiction caused by the Sacklers’ OxyContin

 Experience Shows — the Threat of a Boycott is Real if Sackler Employee Rory Held is Elected   Source: U.S. Bankruptcy Court, Southern District of New York, Memorandum of Decision, Aug 9, 2021  Source: Teton Gravity Research, Boycott any of the Peak "resorts,” Apr 2019  EVEN SUMMER ROAD’S GENERAL COUNSEL HAS TESTIFIED UNDER OATH ABOUT THE KIND OF HARM WE BELIEVE THE SACKLERS POSE FOR INGLES’ BUSINESS  FRANK S. VELLUCCI  Summer Road’s General Counsel and Participant in Solicitation Against Ingles  “Mr. Vellucci further testified that after publication of a Richard Sackler family investment in a ski resort in Spring 2019, there were calls for boycotts of the resort.”  “Mr. Vellucci similarly testified that he was informed that seven financial institutions terminated their banking or broker-dealer relationships with the Richard Sackler family and associated business entities… these actions were motivated by concerns over the risk that such relationships would become public to the detriment of their business”

 Rory Held’s Experience is Dominated by His Work at Investment Firms — There is Little Evidence of His Claimed Experience and He Does Not Have Experience Shaping Strategy for Complex Organizations or Leading Companies  Capital Allocation  M&A  Capital Markets   Commercial Real Estate  Finance / Accounting  Human Capital  Knowledge of Region / Customer Base  Public Company C-Suite / Board  Enterprise Risk Management / Supply Chain  Rory Held     ?      ?  ?        Rebekah Lowe                       Dwight Jacobs                          Rory Held lacks expertise in areas highly relevant to Ingles’ business and/or where Ingles’ director candidates have much deeper, proven experience  Any experience that he may provide does not compensate shareholders for the Sackler-causing value destruction were he to serve on the Ingles Board

 Sacklers’ Summer Road’s claims are flawed and misleading

 32  Fact: Ingles Shareholder Returns Have Consistently and Significantly Outperformed RELEVANT Benchmarks  SUMMER ROAD CLAIM:  “Lagging shareholder returns”   FACT:  Summer Road’s benchmarks are not relevant comparison   Ingles is a small cap company; not in S&P 500  Weis Markets is one of the few regional remaining public peers to Ingles  For purposes of calculating TSR and relative performance, peers include conventional grocers  Summer Road also cherry picks 2025 end date, misleading shareholders as it ignores business normalizing in 1Q2026 following Hurricane Helene  TOTAL SHAREHOLDER RETURNS1  3  FactSet as of 3/27/26  Includes impact from Hurricane Helene in FY24 and FY25  For peers here and throughout: Albertsons Companies Inc., Koninklijke Ahold Delhaize N.V., Kroger Co., Village Super Market Inc., Weis Markets Inc.

 Fact: Ingles’ Financial Performance Trends Are In Line With Industry Trends. Sacklers’ Summer Road Ignores COVID Impact for the Entire Grocery Sector…   SUMMER ROAD CLAIM:  “Business fundamentals have materially declined over the past five years”   FACT:  Sacklers’ Summer Road conveniently ignores COVID impact on grocery industry  In 2024, grocery industry’s same-store sales growth and profit margins fell back to pre-pandemic levels overall. Ingles is no different  Source: Grocery Dive, Grocery industry profit margins fall to pre-pandemic levels: FMI, Jul 3, 2024  GROCERY INDUSTRY’S SAME STORE SALES AND PROFIT MARGINS PEAKED DURING COVID-19 PANDEMIC  33  (Ex. Fuel)

 Fact: …Ingles Has Outperformed Peers on Substantially AllCore Grocer Metrics  SUMMER ROAD CLAIM:  “Business fundamentals have materially declined over the past five years”   FACT:  Sacklers’ Summer Road is misleading shareholders. Ingles’ performance is better than peers on core grocer metrics   34  FactSet as of 12/31/25  Two years impacted by Hurricane Helene  RELATIVE 5-YEAR PERFORMANCE1  Ingles  Peers   Net Sales Growth(2)   2.8%  3.4%  Same Store Sales Increase  4.8%  4.6%  Gross profit as % of Sales  3.3%  2.3%  Operating Margin average  4.8%  3.4%  Net Income as % of sales average  3.5%  2.1%

 Fact: Ingles’ 2025 ROIC Is Well Within Industry Average – and Well Above on a Longer-Term Horizon. Sacklers’ Summer Road’s Calculation of ROIC is Wrong  SUMMER ROAD CLAIM:  “deployed $1.5 billion in capital expenditures… ROIC of approximately 0.2% on ten years of reinvestment”   FACT:  CAPEX is not an accurate base for calculating ROIC  CAPEX includes items that are not intended to generate a return, such purchases of HVAC, technology, freezers, display cases, tractors, trailers, other equipment  ROIC = (Operating Income *(1-tax rate)/(Average   of Net Debt + Total Book Value Equity)  35  ~6% in 2025 and  Grocery ROIC is generally ~6–9%, with best-in-class formats approaching low teens and weaker operators below ~5%2  ~13%   over 10-year average  Ingles’ ROIC was   Company ROIC data as of year-end FY2025 over relevant period  Sources: NYU Stern Damodaran datasets (2026); ReadyRatios (Grocery Stores industry financial ratios); company filings and aggregated data (e.g., FinanceCharts)

 Winn-Dixie parent Southeastern Grocers is filing for bankruptcy  “The question is, will Lone Star invest enough money to make Southeastern competitive?”  SUMMER ROAD CLAIM:  “aggressive return of capital to shareholders likely represents the highest-return opportunity”  Referring to Ingles’ real estate, “Mr. Held intends to propose a formal study to evaluate the separation of the Company”  FACT:  Summer Road's claim isn’t a strategy — it’s a road to ruin — because starving a business of reinvestment erodes the very engine that creates value.  We agree capital returns are important, and we have paid a dividend for 41 consecutive years. But capital returns are just one value-creating lever  In the grocery industry, sustainable value is created operationally, not financially. Constant reinvestment, and the financial strength to support it, are essential      36  Grocers who have prioritized capital returns over long-term investment — like Summer Road and Rory Held are recommending — have often gone out of business.   A&P Files for Bankruptcy and Aims to Sell 120 Stores.   “…A&P struggled to invest in a new strategy at a time when its competitors were redesigning stores, opening new locations and experimenting with technology.”  A&P made one mistake that undermined its business  “A&P not only failed in connecting and appealing to customers but also in modernizing its dated look.”   Southeastern Files Chapter 11  “In this challenging environment, food retailers must invest in operations to stay up to speed with the latest industry developments to survive”   Source: Ingles Markets, Incorporated Declares Quarterly Cash Dividend, 03/30/26  Source: Business Insider, A&P made one mistake that undermined its business, 7/22/15  Source: Supermarket News, Southeastern Files Chapter 11, 12/31/17  Source: The New York Times, A&P Files for Bankruptcy and Aims to Sell 120 Stores. 7/20/15  Source: Retail Dive: Winn-Dixie parent Southeastern Grocers is filing for bankruptcy, 3/16/18  Fact: In the Grocery Industry, a Narrow Financial Playbook is Not the Best Way to Deliver Significant, Enduring Value for Shareholders

 37  SUMMER ROAD CLAIM:  Sacklers’ Summer Road is a “long-term, significant shareholder”  FACT:  The Ingle family has been the Company’s largest shareholder for 60 years  The Ingle family is the Company’s largest shareholder owning 23% of Ingles’ outstanding shares   Fact: Ingles’ Board Includes Representatives of the Company’s Largest, Long-Term Shareholders   Source: Summer Road Definitive Proxy Statement, 03/27/26  A LONG-TERM SHAREHOLDER?  Sacklers’ Summer Road first invested in Ingles 3 years ago  Summer Road says its avg holding period is just 5.5 years  So according to Summer Road’s record, it is on the cusp of selling its Ingles shares  Sacklers’ Summer Road claims to own ~3% of the Company’s outstanding shares   David Sackler, a former member of the board of directors of Purdue Pharma who also controls Summer Road  Rory Held, an employee of Summer Road, who has been nominated to the Ingles Board as the Sackler Representative  Summer Road’s latest SEC 13F share ownership filing indicates 2,500 shares owned — dramatically less than its claimed ownership in its nominating and proxy materials.   Is this an error, misapplication of SEC rules or deliberate misrepresentation to the SEC, Ingles and its shareholders?  Despite their call for transparency, it appears the Sackler’s Summer Road SEC filings exclude information about their Ingles holdings based on a claim of “confidentiality”  BUT, HOW MUCH DO THE SACKLERS REALLY OWN?

 RORY HELD’S SERVICE ON PEAK RESORTS BOARD MARKED BY CONTROVERSY AND CLAIMS OF SACKLER SELF-INTEREST  Following agreement to sell Peak Resorts to Vail Resorts, a lawsuit was filed to stop the acquisition. Among other claims: Peak’s board of directors will be “the primary beneficiaries of the proposed transaction, not the company’s public stockholders” — the same Board that included the Sackler Representative, Rory Held, as a Director.3,4  SUMMER ROAD CLAIM:  Rory Held is “an experienced Board member”  FACT:  Rory Held has served on one public company board — and he was a Sackler Representative  Fact: Rory Held’s Only Public Company Board Experience Was as a Sackler Representative  Rory Held has served on one public Board of Directors – Peak Resorts  At Peak Resorts, Rory Held was a Sackler representative   Rory Held's appointment to Peak Resorts Board was made in conjunction with Sackler’s Summer Road investment, not as an independent nomination process and shareholder election2  Rory Held’s board compensation was transferred to Summer Road: “any compensation that would otherwise be payable to Mr. Held for his services as a director of the Company will be paid directly to Summer Road LLC as his employer” 2  38  1 Summer Road Definitive Proxy Statement, 03/27/26  2 Peak Resorts Definitive Proxy Statement, 08/28/18  3 U.S. District Court for the Eastern District of Missouri, Field v. Peak Resorts, 08/29/29  4  SAM Magazine, Investor Sues to Stop Vail Acquisition of Peak Resorts, Sep 2019

 SUMMER ROAD CLAIM:  Rory Held “is truly independent and aligned with all Class A shareholders”   He is “an experienced Board member”  FACT:  Rory Held is a Sackler employee and history shows he looks out for the Sacklers’ interests  We believe Ingles’ shareholders should question why the Sacklers’ self-interested behavior would change now  Fact: History Shows — Rory Held is Beholden to the Sacklers — Not to Serving All Shareholders’ Best Interests  1 Peak Resorts Definitive Proxy Statement, 08/28/18  RORY HELD IS INEXTRICABLY LINKED TO AND INTERTWINED WITH THE SACKLER FAMILY. The attempt to distance Rory Held from the Sacklers in the latest proxy materials filed by Sackler’s Summer Road underscores the risks the Sacklers pose   Summer Road is a single-family office — controlled by David Sackler   Summer Road exists to manage the wealth of Sackler family members — wealth undoubtedly gained by sale of Purdue Pharma’s OxyContin  Rory Held is one of just several employees of Summer Road — and he is paid by the Sacklers through Summer Road   The only time Rory Held has ever served on a public company board — was as a Sackler representative   Rory Held's appointment to his only public company Board — Peak Resorts — was made in conjunction with Sacklers’ Summer Road investment, not as an independent nomination process and shareholder election1  When serving as a director, all compensation he was paid by Peak Resorts was transferred to Summer Road. As Peak Resorts disclosed — “any compensation that would otherwise be payable to Mr. Held for his services as a director of the Company will be paid directly to Summer Road LLC as his employer” 1  39  David Sackler, former member of the board of directors of Purdue Pharma who also controls Summer Road  Rory Held is an employee of Summer Road — which is controlled by David Sackler.  He is nominated to the Ingles Board as the Sackler Representative

 Fact: Ingles’ Governance Advances Long-Term Focus and Our Corporate Mission, Preserves Community Connections  Nasdaq qualified ‘controlled company’ provides exemption from certain governance provisions, allows for Board and leadership team to focus on long-term strategic growth initiatives  Dual-class ownership structure reinforces the Ingles family’s enduring commitment to its customers and operating regions, highlighting the Company’s pivotal role as a community anchor  Governance structure enables long-term value creation while protecting Ingles shareholders from activist focus on short-term returns  Board with extensive company knowledge allows for nimble and effective oversight  Third generation family company, founded in 1963  Significant economic stake with Board Chair Robert Ingle as largest shareholder, 23%, and member of founding family, closely aligning interests with that of long-term shareholders   Highly-experienced Board and management with decades of grocery experience  Directors are deeply involved in Ingles communities – live, work, have daily interactions with customers and associates, providing unmatchable understanding of business dynamics  Board members have provided consistent leadership through many disruptive economic cycles and significant community hardship events  Customer and community trust and relationships are drivers of success  2 new independent directors will be elected only by Class A shareholders with Class B having no voting rights   A new standalone Nominating and Governance Committee will be established following the Annual Meeting  ENHANCING BOARD AND GOVERNANCE  BOARD HAS DEEP COMMUNITY ROOTS AND INSTITUTIONAL KNOWLEDGE OF INGLES OPERATIONS  CONTROLLED COMPANY STRUCTURE SUPPORTS BOARD FOCUS ON LONG-TERM STEWARDSHIP

 Fact: Ingles’ Compensation is Market Aligned, Recognizes Contributions and Incentivizes Continued Performance   Chairman Ingles’ compensation was designed to align pay with market benchmarks  Pay levels recognize Chairman’s active engagement and significant day-to-day contributions in overseeing the business and retain his critical institutional expertise  Chairman compensation design accounts for significant existing equity holding, recognizing his leadership contributions without diluting shareholder ownership  Say-on-Pay received broad support among Ingles’ top 25 Class A shareholders in each of the last five years  2024 and 2025 total reported compensation for the Chairman and CEO has remained flat, with no increases from 2023 pay levels  Over 80% of reported Chairman pay is delivered in a variable bonus based on profitability and Company performance, at the discretion of the Audit/Compensation Committee  Chairman, CEO and other NEOs’ compensation levels are reasonable and reflect prevailing pay opportunities for comparable peer companies   41  SUMMER ROAD CLAIM:  “increase in Chairman Ingle’s compensation is akin to added distribution to the Class B shareholders”  FACT:  Chairman Ingles’ compensation is market-aligned and reflects his active oversight and management in driving strategic and operational execution     SUMMER ROAD CLAIM:  “performance metrics have been declining…while total executive compensation increasing”  FACT:  Chairman and CEO compensation has not increased over the last two years

 Grocery is a  SUMMER ROAD CLAIM:  “none of our portfolio companies have ever experienced reputational harm”  FACT:  Sacklers’ Summer Road’s claim is simply not true   Summer Road’s own General Counsel has testified — under oath — to the harm caused to a company as result of the Sackler association   AND this harmed company — Peak Resorts — had Rory Held on the Board!        Fact: The Sackler Reputation Has Caused Harm to the Public Companies at Which Summer Road Has a Board Representative   42  FRANK S. VELLUCCI  Summer Road’s General Counsel   SUMMER ROAD’S GENERAL COUNSEL HAS TESTIFIED UNDER OATH ABOUT THE HARM CAUSED BY THE SACKLERS TO OTHER CONSUMER FACING COMPANIES IN WHICH IT HAS INVESTED  “Mr. Vellucci further testified that after publication of a Richard Sackler family investment in a ski resort in Spring 2019, there were calls for boycotts of the resort.”  “Mr. Vellucci similarly testified that he was informed that seven financial institutions terminated their banking or broker-dealer relationships with the Richard Sackler family and associated business entities… these actions were motivated by concerns over the risk that such relationships would become public to the detriment of their business”  Source: U.S. Bankruptcy Court, Southern District of New York, Memorandum of Decision, Aug 9, 2021  Source: Teton Gravity Research, Boycott any of the Peak "resorts,” Apr 2019

 It is apparent that Sacklers’ Summer Road and Rory Held do not understand the grocery industry or Ingles

 The Assertions Made by Sacklers’ Summer Road Regarding Ingles’ Owned Properties Show that Summer Road Does Not Understand the Long-Time Horizon Involved in Property Development and Real Estate’s Value Appreciation   44  SUMMER ROAD CLAIM:  Ingles “Owns 84% of its store locations – highest ownership rate”   FACT:  Ingles’ strategic ownership of assets provides significant competitive, value creation advantages — operational control and growth opportunities (see slide 19)  Ingles has been in the real estate development business since its founding in 1963  The Company has long-standing expertise in real estate development  Through this knowledge, Ingles has been able to build projects efficiently and specifically to their detailed design  Sacklers’ Summer Road invested in Ingles in large part because of the Company’s real estate

 Sacklers’ Summer Road’s Real Estate Suggestions Would Be Value Destructive for Ingles  45  The grocery industry has primarily two real estate models:   Mostly lease   Mostly own  The grocers adopting each model have very different characteristics  Sacklers’ Summer Road/Rory Held are applying the wrong model to Ingles   For grocers like Ingles, owning real estate is essential — providing future operating decisions (including investments in equipment and upgrades)  SUMMER ROAD CLAIM:  There is little to no value in owning real estate. It should be separated  FACT:

 Sacklers’ Summer Road’s Capital Allocation Suggestions Would Be Value Destructive for Ingles  Investments in stores and operations must be made on an ongoing basis to stay competitive  Strong balance sheets lower interest costs and provide foundation to realize benefits from owned real estate (see slide 19)  In the grocery industry, capital returns are one value lever, but not necessarily the “greatest”   46  SUMMER ROAD CLAIM:  The greatest value creation opportunity is an “aggressive” capital return  FACT:

 Sacklers’ Summer Road and Rory Held Do Not Understand Ingles’ Most Relevant Peer Groups  47  When compared to actual peers, Ingles’ TSR outperforms peers (see slide 11)  Index  Ingles is a small cap company. It is not part of the S&P 500 and does not have those companies’ characteristics  The relevant index comparison is S&P SmallCap 600  Grocery Peers  Not all grocers are the same. For example, Ingles does not compete against natural grocers; those customer demographics are different  Ingles peers include Albertsons Companies Inc., Koninklijke Ahold Delhaize N.V., Kroger Co., Village Super Market Inc., Weis Markets Inc.  47  SUMMER ROAD CLAIM:  Ingles TSR is lagging  FACT:

 Ingles’ Nominees Will Ensure That Ingles Is Able to Continue Creating Enduring Shareholder Value  Ingles is a leading regional grocer with strong community relationships, a record of solid performance and a strategy that is delivering significant, sustainable shareholder returns  Owned real estate is an important component of long-term growth   We tried repeatedly to reach a constructive resolution to avoid this proxy contest. We are open to change and new independent directors. We are not open to a Sackler representative   Ingles’ director candidates have the experience and independence to foster accountability, oversee execution to create value  We believe any Sackler-employed representative on the Ingles Board would be bad for Ingles, our communities and our stakeholders  The claims made by Sacklers’ Summer Road are flawed and misleading  It is apparent that Sacklers’ Summer Road and Rory Held do not understand the grocery industry or Ingles   48

 Protect Your Investment   49  The Ingles Board unanimously recommends that shareholders vote “FOR” only the Company’s director candidates — Rebekah Lowe and Dwight Jacobs — on the WHITE proxy card TODAY

 Appendix

 Non-GAAP Measures Reconciliation to GAAP (unaudited)  As used in this presentation, we believe that EBITDA, a non-GAAP financial measure, is useful in evaluating our performance because it eliminates interest, taxes, depreciation and amortization expense, which are not necessarily indicators of our operating performance. EBITDA is also used by many of our investors, securities analysts, and other interested parties in evaluating our operational and financial performance across reporting periods.   As used in this presentation, we believe that Return on Invested Capital (“ROIC”) is useful to investors because it is a profitability metric that measures how effectively we deploy our capital.   Additionally, we have presented ROIC as a direct rebuttal to certain arguments advanced by Summer Road using their own version of this non-GAAP financial measure, which may not be calculated in the same manner as presented by us.

Ingles Markets Issues Investor Presentation Highlighting Company’s Long Record of Value Creation, Disciplined Strategy and Risks Posed by Sacklers’ Summer Road

Urges Shareholders to Vote “FOR” ONLY Ingles’ Two Highly Qualified Independent Director Candidates on the WHITE Proxy Card

ASHEVILLE, N.C. – April 8, 2026 – Ingles Markets, Incorporated (NASDAQ: IMKTA) today announced that it has issued an investor presentation in connection with its upcoming Annual Meeting of Shareholders (“Annual Meeting”) scheduled to be held on April 30, 2026.

The full presentation can be accessed online here.

Highlights of the presentation include:

Ingles Is a Leading Regional Grocer with Strong Community Relationships, a Record of Solid Performance and a Strategy That Is Delivering Significant, Sustainable Shareholder Returns
•	The grocery industry requires long-term focus and investment, day-to-day operations are just one driver of success.
•
Ingles Markets has 60+ years of market leadership — enabled by an experienced management team, vertically integrated operations, small town values, friendly service, a variety of high-quality products and low prices.

•	The Ingles brand is differentiated by its long history as a trusted employer and community partner.
•	The Company has a record of strong financial performance on all core grocery metrics.
•	Ingles’ total shareholder return substantially exceeds relevant index and peer benchmarks.
•
While Ingles has been operating amidst unprecedented, unpredictable external challenges over past 5 years, the Company is resilient. Ingles’ fiscal first quarter results are significantly improved and indicate a path to upside ahead.

•	Ingles’ “one-stop” store strategy, vertically integrated operations and investments in stores drive traffic, sales and margins.
•	Ingles is prudently investing to generate continued profitable growth and operating efficiencies.

Owned Real Estate is an Important Component of Long-Term Growth
•	Ingles’ owned real estate provides multiple advantages, including operational control, growth opportunities and long-term value creation.

Ingles Has Tried Repeatedly to Reach a Constructive Resolution to Avoid This Proxy Contest
•	Ingles offered — on multiple occasions — to collaborate with Sacklers’ Summer Road on identifying an independent director unaffiliated with the Sacklers.
•	Summer Road rejected every proposal the Company made — insisting on only Sackler representative Rory Held.
•
Sacklers’ Summer Road’s refusal to work with Ingles to reach a reasonable resolution is one of many reasons why the Company strongly believes Summer Road and Rory Held are looking out for its interests, not those of all Ingles shareholders.

Ingles’ Director Candidates Have the Experience and Independence to Foster Accountability and Oversee Execution to Create Value
•	Ingles’ director candidates were selected through a robust process designed to identify highly-qualified, independent candidates with “fit for purpose” experience.
•
Rebekah Lowe: 25+ years of experience leading large, customer focused operations and guiding organizations for growth – experience that is highly applicable to a growing grocery company where human capital management and trusted customer relationships matter – and highly relevant public company board and board committee experience.

•
Dwight Jacobs: Seasoned public company C-suite and board leader whose blend of operational, supply chain, real estate and financial expertise is highly aligned with needs of a grocery retailer navigating complex logistics, real estate portfolio management and margin pressures.

We Believe Any Sackler-Employed Representative on the Ingles Board Would Be Bad for Ingles, Our Communities and Our Stakeholders
•
Summer Road is the family investment office for members of the notorious Sackler family and controlled by David Sackler – the owners of Purdue Pharma who contributed substantially to the opioid epidemic.

•	Sacklers’ Summer Road and Rory Held are hiding material information from shareholders.
•	Ingles believes any association with the Sackler family would lead to value destruction for the Company.
•	The harm that the Sacklers and opioids inflicted on the communities in which Ingles operates is recognized, remembered and reviled.
•	Ingles’ one-stop shop strategy depends on strong customer loyalty, which will erode if Rory Held gets elected to the Board, likely leading to lost sales.
•	Experience shows that a threat of a boycott is real if Sackler employee, Rory Held, is elected to the Ingles Board.
•	Rory Held’s experience is dominated by his work at investment firms, not at shaping strategy for complex organizations or leading companies.

Sacklers’ Summer Road’s Claims Are Flawed and Misleading. Contrary to those claims:
•	Ingles’ shareholder returns have consistently and significantly outperformed relevant benchmarks.
•	Ingles’ financial trends are in line with industry trends.
•	Ingles’ ROIC is well within industry average for 2025 and well above on a longer-term horizon.
•	In the grocery industry, a narrow financial playbook is not the best way to deliver significant, enduring value for shareholders — and has caused other grocers to fail.
•	Ingles’ Board includes the Company’s largest, long-term shareholders.
•	History shows that Rory Held is beholden to the Sacklers and not to serving all shareholders’ best interests.
•	Ingles’ governance advances long-term focus and our corporate mission as well as preserving community connections.
•	Ingles’ compensation is market-aligned, recognizes leadership’s contributions and incentivizes continued performance.

Summer Road and Rory Held Do Not Appear to Understand the Grocery Industry or Ingles
•
Assertions made by Sacklers’ Summer Road regarding Ingles’ owned properties show that Summer Road does not understand the long-time horizon involved in property development and real estate’s value appreciation.

•	Sacklers’ Summer Road’s real estate and capital allocation suggestions would be value destructive.
•	Sacklers’ Summer Road and Rory Held do not understand Ingles’ most relevant peer groups.

Ingles urges all shareholders to protect their investment by voting “FOR” only the Company’s director candidates – Rebekah Lowe and Dwight Jacobs – on the WHITE proxy card.

Shareholders who have questions or require assistance voting their shares should contact Ingles’ proxy solicitor, MacKenzie Partners, Inc.:

Call: 1-800-322-2885 (toll-free)
Email: proxy@mackenziepartners.com

About Ingles Markets, Incorporated

Ingles Markets, Incorporated is a leading grocer with operations in six southeastern states. Headquartered in Asheville, North Carolina, the Company operates 197 supermarkets. At March 30, 2026, three of the four stores temporarily closed due to damage sustained in Hurricane Helene remained closed but are expected to reopen in 2026. In conjunction with its supermarket operations, the Company operates neighborhood shopping centers, most of which contain an Ingles supermarket. The Company also owns a fluid dairy facility that supplies Ingles supermarkets and unaffiliated customers. To learn more about Ingles Markets visit www.ingles-markets.com.

Important Additional Information

This communication relates to the solicitation of proxies by Ingles Markets, Incorporated, a North Carolina corporation (the “Company”) in connection with the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”). This is a contested solicitation. On April 1, 2026, the Company filed with the Securities and Exchange Commission (“SEC”) and began mailing to shareholders of record as of March 12, 2026 a definitive proxy statement and WHITE universal proxy card in connection with the Annual Meeting.

BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE WHITE UNIVERSAL PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED BY THE COMPANY WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION.

Shareholders may obtain the Company’s definitive proxy statement, the WHITE universal proxy card, any amendments or supplements thereto, and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge on the Company’s investor relations website under the “Corporate” tab at www.ingles-markets.com or by contacting Barbara Arnold at barnold@ingles-markets.com.

The Company, its directors, and certain of its executive officers and employees may be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the identity of these participants and their direct or indirect interests in the solicitation is set forth in the Company’s definitive proxy statement filed with the SEC on April 1, 2026, and may be supplemented in other materials filed with the SEC in connection with the Annual Meeting.

Shareholders are urged to vote “FOR” the Company’s director candidates by using ONLY the Company’s WHITE universal proxy card. Using any other proxy card will revoke prior voting instructions.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages; inflation in food, labor and gasoline prices; the Company’s ability to successfully implement its expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the SEC, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

Contacts

Investor Contact
Pat Jackson, Chief Financial Officer
pjackson@ingles-markets.com
(828) 669-2941 (Ext. 223)

Media Contact
Eliza Rothstein / Zach Genirs
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
InglesMedia@joelefrank.com